EXHIBIT INDEX

EXHIBIT A:
Attachment to Item 77C: Submission of matters to a vote of security holders.

EXHIBIT B:
Attachment to Item 77D: Policies with respect to security investments

EXHIBIT C:
Attachment to Item 77: Terms of new or amended securities

EXHIBIT D:
Attachment to Item 77O: Transactions effected pursuant to Rule 10f-3

EXHIBIT E:
Attachment to Item 77Q1:  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:

Sub-Item 77C: Matters submitted to a vote of security holders:

Results of Special Meeting of Shareholders (Unaudited)

A special meeting of shareholders of the Wilmington Large
Cap Strategic Allocation Fund (the "Portfolio") of WT
Mutual Fund was held on July 29, 2004. The Portfolio's shareholders of record on June 15, 2004 were eligible to vote at the meeting. As of the record date, the Portfolio had 6,162,904 shares issued and outstanding, all of which are Institutional Shares. At the meeting the shareholders of the Portfolio approved a new investment sub-advisory agreement between WT Investment Trust I, Rodney Square
Management Corporation ("RSMC") and First Quadrant L.P.

The proposals received the following affirmative and negative votes from the Fund:

                   AFFIRMATIVE      NEGATIVE
                     VOTES           VOTES       ABSTENTIONS

PROPOSAL 1
Approval of
Investment
Sub-Advisory
Agreement
between WT
Investment
Trust I, RSMC
and First
Quadrant L.P.        5,801,764       14,897         33,567

PROPOSAL 2
To transact
such other
business that
may properly
come before
the Meeting
or any
adjournment
thereof.             5,803,638       12,938          33,652




EXHIBIT B

Sub-Item 77D: Policies with respect to security investments

At its Board of Trustees meeting held on November 18, 2004, the Board approved a change in the Wilmington Broad Market
Bond Portfolio as follows:  The Wilmington Broad Market
Bond Portfolio invests its assets in the Broad Market Bond
Series, which invests at least 80% of its total assets in various types of investment grade fixed income securities.


EXHIBIT C

Sub-Item 77I:  Terms of New or Amended Securities

(a)	At its Board of Trustees meeting on August 19, 2004,
the Board approved the creation of new Institutional and Investor share classes of the Roxbury Mid Cap Fund. The Board of Trustees also approved a Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") for Investor Shares of the Roxbury Mid Cap Fund.

(b)	At its Board of Trustees meeting on August 19, 2004,
the Board approved the creation of the CRM Small/Mid Cap Value Fund with two classes of shares, Institutional Shares and Investor Shares. The Board of Trustees also approved a Shareholder Service Plan for Investor Shares of the CRM Small/Mid Cap Value Fund

(c)	At its Board of Trustees meeting on November 18, 2004,
the Board approved the creation of Class A Shares of the Roxbury Small Cap Growth Fund. Te Board approved the creation of the Roxbury Micro Cap Fund with three classes of shares, Institutional Shares, Investor Shares and Class
A Shares. The Board adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act for the Investor Shares of the Roxbury Micro Cap Fund. The Board also adopted a Shareholder Service Plan for the Class A Shares of the
Roxbury Small Cap Growth Fund and the Class A Shares of the Roxbury Micro Cap Fund.



EXHIBIT D

Sub-Item 77O:  Transactions effected pursuant to Rule 10f-3

(a)	At its Board of Trustees meeting to be held on March
10, 2005, the Board will consider the following information provided by Julius Baer Investment Management LLC, with regard to transactions made by Julius Baer Investment Management LLC on behalf of the Wilmington International Multi-Manager Series (the "Series") in securities acquired from an affiliated underwriting syndicate and will be asked to determine that these transactions were effected in compliance with the Trust's Rule 10f-3 Procedures:

(1) 	Name of the issuer was Enel

(2) 	The underwriter from whom the security was purchased
was Merrill Lynch.

(3) 	(a)	"Affiliated Underwriter" managing or
participating in underwriting syndicate:  Goldman Sachs.

	(b)	Identity of the other members of the syndicate:
Mediobanca, Merrill Lynch Intl, Banca di Credito
Finanziario, Morgan Stanley, Cazenove & Co., Banca - IMI,
ABN Amro, BNP Paribas, Daiwa Securities, Lazard & Co.,
Deutsche Bank, UBS Limited, JP Morgan, Lehman Bros, Nomura
Intl, Santander Central Hispano Investment.

(4) 	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:  EUR 25,616.00

(5) 	Aggregate principal amount of the offering:  EUR 6,640
Mln

(6) 	The purchase price (net of fees and expenses):  EUR
6.64

(7) 	The offering price at the close of first day on which
any sales were made:  EUR 6.661 eff. October 22, 2004.

(8) 	The securities were purchased on October 25, 2004.

(9) 	The offering commenced on October 25, 2004.

(10)  	The gross spread was 0.00% or $0.00 per share.

(11) 	(a).	The securities were sold in an Eligible Rule
144A Offering.

	(b)	The securities were purchased on or before the
fourth day preceding the day on which the rights offering terminated.

	(c)	The underwriting was a firm commitment
underwriting.

	(d)	The issuer of the securities and its predecessors
have been in continuous operation for at least three years.

	(e)	The amount of the securities purchased by all of
the investment companies advised by the Adviser did not exceed 25% of the total of: (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (ii) the principal amount of the offering of such class in any concurrent public offering.

	(f)	No affiliated underwriter of the purchasing
series was a direct or indirect participant in or beneficiary of the sale.



(b)	At its Board of Trustees meeting to be held on March
10, 2005, the Board will consider the following information provided by Julius Baer Investment Management LLC, with regard to transactions made by Julius Baer Investment Management LLC on behalf of the Wilmington International Multi-Manager Series (the "Series") in securities acquired from an affiliated underwriting syndicate and will be asked to determine that these transactions were effected in compliance with the Trust's Rule 10f-3 Procedures:

(1) 	Name of the issuer was Telekom Austria.

(2) 	The underwriter from whom the security was purchased
was JP Morgan.

(3) 	(a)	"Affiliated Underwriter" managing or
participating in underwriting syndicate:  Goldman Sachs
International.

	(b)	Identity of the other members of the syndicate:
Bank Austria Creditanstalt AG, Raiffesisen Centrobank AG,
JP Morgan.

(4) 	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:  EUR 29,028

(5) 	Aggregate principal amount of the offering:  EUR
1,109,250.

(6) 	The purchase price (net of fees and expenses):  EUR
13.05

(7) 	The offering price at the close of first day on which
any sales were made:
EUR 13.05

(8) 	The securities were purchased on December 2, 2004.

(9) 	The offering commenced on December 2, 2004.

(10)  	The gross spread was 0.00% or $0.00 per share.

(11) 	(a)	The securities were sold in an Eligible Rule
144A Offering.

	(b)	The securities were purchased on or before the
fourth day preceding the day on which the rights offering terminated.

	(c)	The underwriting was a firm commitment
underwriting.

	(d)	The issuer of the securities and its predecessors
have been in continuous operation for at least three years.

	(e)	The amount of the securities purchased by all of
the investment companies advised by the Adviser did not exceed 25% of the total of: (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (ii) the principal amount of the offering of such class in any concurrent public offering.

	(f)	No affiliated underwriter of the purchasing
series was a direct or indirect participant in or beneficiary of the sale.




(c)	At its Board of Trustees meeting to be held on March
10, 2005, the Board will consider the following information provided by Julius Baer Investment Management LLC, with regard to transactions made by Julius Baer Investment Management LLC on behalf of the Wilmington International Multi-Manager Series (the "Series") in securities acquired from an affiliated underwriting syndicate and will be asked to determine that these transactions were effected in compliance with the Trust's Rule 10f-3 Procedures:

(1) 	Name of the issuer was Autoroutes Paris-Rhin-Rhone.

(2) 	The underwriter from whom the security was purchased
was Lehman Bros.

(3)	(a)	"Affiliated Underwriter" managing or
participating in underwriting syndicate:  Goldman Sachs.

	(b)	Identity of the other members of the syndicate:
Cazenove & Co., Calyon, BNP Paribas, CIC Banque, Lazard-
Ixis, Natexis Banques.

(4) 	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:	EUR 139,933

(5) 	Aggregate principal amount of the offering:  EUR
1,209,302

(6) 	The purchase price (net of fees and expenses):  EUR
41.50

(7) 	The offering price at the close of first day on which
any sales were made:
EUR 41.50

(8) 	The securities were purchased on November 25, 2004.

(9) 	The offering commenced on November 25, 2004.

(10)  	The gross spread was 0.00% or $0.00 per share.

(11) 	(a)	The securities were sold in an Eligible Rule
144A Offering.

	(b)	The securities were purchased on or before the
fourth day preceding the day on which the rights offering terminated.

	(c)	The underwriting was a firm commitment
underwriting.

	(d)	The issuer of the securities and its predecessors
have been in continuous operation for at least three years.

	(e)	The amount of the securities purchased by all of
the investment companies advised by the Adviser did not exceed 25% of the total of: (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (ii) the principal amount of the offering of such class in any concurrent public offering.

	(f)	No affiliated underwriter of the purchasing
series was a direct or indirect participant in or beneficiary of the sale.




Exhibit E:

Sub-Item 77Q1:  Exhibits

(a)	Amended Schedule A to Amended and Restated Declaration
of Trust of WT Mutual Fund as amended October 18, 2004 was previously filed with the Securities and Exchange
Commission in Post-Effective Amendment 28 to the Trust's registration statement on Form N-1A on October 28, 2004 and incorporated herein by reference.

(b)	Amended Schedules A & B to the Investment Advisory
Agreement between WT Investment Trust I and Cramer
Rosenthal McGlynn LLC was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment 28 to the Trust's registration statement on Form
N-1A on October 28, 2004 and incorporated herein by reference.

(c)	Form of Investment Advisory Agreement between WT
Mutual Fund and Roxbury Capital Management, LLC on behalf of the Roxbury Micro Cap Fund was previously filed with the Securities and Exchange Commission in Post-Effective
Amendment 29 to the Trust's registration statement on Form
N-1A on December 17, 2004 and incorporated herein by reference.

(d)	Amended Schedule A to Amended and Restated Declaration
of Trust of WT Mutual Fund as amended December 17, 2004 was previously filed with the Securities and Exchange
Commission in Post-Effective Amendment 29 to the Trust's registration statement on Form N-1A on December 17, 2004 and incorporated herein by reference.